EXHIBIT 10.5(iii)
     LEASE BETWEEN THE COMPANY'S SUBSIDIARY AND 18501 EAST PLAZA DRIVE, LLC
                             DATED SEPTEMBER 4, 2003














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                                      LEASE

                                     BETWEEN
                         18501 EAST PLAZA DRIVE, LLC, a
                       Colorado limited liability company

                                   as Landlord

                                       and

                      ORALABS, INC., a Colorado corporation
                                    as Tenant


                        DATE OF LEASE: September 4, 2003

                                    PREMISES:
                              18501A E. Plaza Drive

                             Parker, Colorado 80134



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                                      LEASE

THIS LEASE (this "Lease") is made as of the 4th day of September 2003 (the "Effective Date"), by and between 18501 EAST PLAZA DRIVE, LLC, a Colorado limited liability company ("Landlord"), and ORALABS, INC., a Colorado corporation ("Tenant").

                                    ARTICLE 1
                                 GRANT AND TERM

1.1 Grant. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, a portion of that certain building (the "Building") located at 18501A E. Plaza Drive, Parker, Colorado, which real property ("Real Property") is more specifically described on Exhibit A attached hereto consisting of 88,000 rentable square feet and by this reference made a part hereof, together with all improvements located thereon (the "Improvements"), and all appurtenances belonging to or in any way pertaining to such premises (hereinafter collectively referred to as the "Premises"). The Premises are illustrated on Exhibit B attached hereto.

1.2 Term. The term hereof (the "Term") shall commence on September 4, 2003, (the "Commencement Date") and shall terminate on September 30, 2006 (the "Expiration Date") (unless the Term shall be sooner terminated in accordance herewith).

                                    ARTICLE 2
                                      RENT

2.1  Rent.

     A. Base Rent. Commencing on the Commencement Date, but subject to the provisions of Section 8.5, Tenant shall pay to Landlord as the base monthly rent ("Base Rent") for the Leased Premises, in monthly installments in advance on or before the first day of each full calendar month of the Term and any extensions an amount equal to $5.00 per rentable square foot per annum. The amount of each monthly installment of Base Rent will be $36,666.67. In the event that Landlord claims that the amount of rent should change based upon Landlord's remeasurement of the Leased Premises, Tenant will have the right to have its architect verify the remeasurement results.

          Base Rent for any partial month shall be payable in advance and shall be prorated based on the actual number of days during the Lease Term occurring in such month divided by the total number of days in such month.

     B. Manner and Place of Payment. Base Rent and Additional Rent defined below (collectively, "Rent") shall be payable without notice or demand and without any deduction, offset (except as expressly provided in Section 8.5), or abatement (except as expressly provided in Section 12.3), in lawful money of the United States of America. Tenant shall pay Rent directly to Landlord at the address set forth in the notice provision of the lease, or such other address as Landlord may designate in writing from time to time.

2.2 Net Lease. The parties intend that except as specifically provided otherwise in the Lease, all charges, costs, expenses and obligations of every kind (collectively "Operating Expenses"), relating to the ownership and operation of the Building and its appurtenances, shall be deemed Additional Rent and shall be paid by Tenant to Landlord (or at Landlord's direction, directly to the party who is entitled to receive such payment under a direct obligation of Tenant to such party, if applicable). All such Additional Rent payable to third parties shall be due at such times and in such amounts so as not to become delinquent under any agreement pertaining thereto, and all such amounts due to Landlord that are in addition to the payments of monthly estimated Operating Expenses as described below, shall be due on the first day of the succeeding calendar month following Landlord's delivery of a written statement to Tenant setting forth in reasonable detail the amount due, provided that the statement is received by Tenant by the 20th day of a calendar month (and if received thereafter, the payment will be due on the first day of the second calendar month following delivery of the statement). To the extent that any of the Operating Expenses are for items shared by Tenant and by occupants of other portions of the Building as determined by Landlord, Tenant will pay its Proportionate Share as defined in Section 5.3 below. Landlord will require Tenant to pay estimated monthly amounts of Operating Expenses and Landlord will reconcile the estimated payments to the actual payments when Landlord has the information to do so in the succeeding calendar year. Tenant's obligations to pay Operating Expenses for the Term will survive the expiration or earlier termination of the Lease.


                                    ARTICLE 3
                                       USE

3.1 Use. The Premises may be used and occupied for office, production, manufacturing and warehousing uses and any other use permitted by applicable law. Tenant will not permit anything to be done upon the Premises that in any way tends to create a nuisance or to disturb any other occupants of the Building, and will not permit any objectionable noise or odor to escape or be emitted from the Premises.


                                    ARTICLE 4

                                   POSSESSION

4.1 Delivery of Possession. Possession of the Premises is being delivered on the date hereof, subject to the provisions of Section 8.5.

4.2 Condition of Premises. Tenant expressly acknowledges that it has inspected the Premises and is fully familiar with the physical condition thereof and that Tenant accepts the Premises in its "as is" condition (subject to Landlord's express obligations under this Lease). ARTICLE 5

                                      TAXES

5.1 Personal Property Taxes. Tenant covenants and agrees to pay, as Additional Rent as and when due, all personal property taxes levied and assessed against all furniture, fixtures, equipment and other items of personal property constituting a part of the Premises or used in connection with the Premises and/or Tenant's operations therein.

5.2 Real Estate Taxes. Tenant shall pay its Proportionate Share (defined below) of real estate taxes for the Premises.

5.3 Proportionate Share. As used in this Lease, Tenant's Proportionate Share means a fraction, the numerator of which is the number of rentable square feet in the Premises and the denominator of which is the number of rentable square feet in the Building, which is 138,654 rentable square feet (i.e., Tenant's Proportionate Share is 63.5%. In the event that Landlord claims that Tenant's Proportionate Share should change based upon Landlord's remeasurement of the Building, Tenant will have the right to have its architect verify the remeasurement results.

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                                    ARTICLE 6

                                    INSURANCE

6.1 Tenant Insurance. Tenant shall, at its own cost and expense, during the Term procure and maintain the following:

     (a) Liability Insurance. Commercial general liability insurance in amounts of not less than a combined single limit of $2,000,000 insuring Tenant (and naming Landlord, Landlord's agents, their respective affiliates and any mortgagee of the Premises for which Tenant has received a written request as additional insureds) against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises.

     (b) Personal Property. Insurance insuring all personal property of Tenant kept, stored or maintained on the Premises against loss or damage by fire, windstorm or other "All Risk" casualties.

6.2 Landlord Insurance. Landlord shall, during the Term, procure and maintain policies of insurance from insurers reasonably acceptable to Landlord, insuring all improvements at any time situated upon the Land or otherwise comprising a part of the Premises against loss or damage as covered by an "All Risk" fire and extended coverage policy, for not less than one hundred percent (100%) of the full replacement cost, if replaced, of such Improvements (less footings and foundations), with deductibles for such insurance in a commercially reasonable amount. Tenant shall reimburse Landlord for Tenant's Proportionate Share of the premium for such insurance that accrues during the Term of the Lease. Landlord shall bill Tenant for such insurance as the premiums become due, and Tenant shall reimburse Landlord within thirty (30) days after receipt of the invoice therefor. Notwithstanding the foregoing, if Tenant can obtain the identical insurance required by this Section 6.2 at a lower cost than Landlord but which nevertheless will name Landlord, its agents, affiliates and Landlord's lender as named insureds, Tenant shall so notify Landlord with written confirmation of the terms of Tenant's proposed coverage, and thereafter, Landlord shall elect either to (i) permit Tenant to obtain such insurance directly in lieu of Landlord's obtaining such insurance, or (ii) continue to carry such insurance and charge Tenant the premium Tenant would pay if Tenant obtained the insurance directly.

6.3 Certificates. Upon written request, Landlord and Tenant shall provide each other with certificates of insurance evidencing the coverage required to be obtained by each of Landlord and Tenant under this Article 6, which certificates shall provide that theinsurer shall endeavor to give Landlord (in the case of the policy described in Section 6.1(a)) and Tenant (with respect to the policy described in Section 6.2), at least ten (10) days prior notice of cancellation.

6.4 Mutual Waiver of Subrogation. Notwithstanding any other provision of this Lease to the contrary, and without limitation of the provisions of this
     Article 6, whenever (a) any loss, cost, damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties hereto, or anyone claiming by, through, or under it in connection with the Premises, and (b) such party then is covered in whole or in part by insurance with respect to such loss, cost, damage or expense or is required under this Lease to be so insured, then the party so insured (or so required) hereby waives any claims against and releases the other party from any liability said other party may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance (or which could have been recovered had such insurance been carried as so required). The parties agree to furnish to each insurance company which has or will issue policies of casualty insurance on the Improvements, written notice of said waivers and to have the insurance policies properly endorsed, if necessary, to acknowledge such subrogation waivers.

                                    ARTICLE 7

                                    UTILITIES

7.1 Payment of Utilities. Tenant will pay, when due, all charges of every nature, kind or description for utilities consumed by Tenant at the Premises during the Term, including all charges for water, sewage, heat, air conditioning, compressed air, gas, light, garbage, electricity, telephone, steam, power or other public or private utility services (collectively, "Utilities"). Subject to Tenant's obligations to pay for the Utilities, Landlord shall use commercially reasonable efforts to cause Utilities to be made available by third party providers to the Premises. Except for Utilities that serve the Premises and are separately metered and paid for by Tenant, Tenant's obligation to pay Utilities that serve the Real Property will be calculated upon the Tenant's Proportionate Share.

7.2 HVAC System and Compressed air System. Tenant agrees that Landlord has sole access to the HVAC equipment and compressed air system that serves the Building.

                                    ARTICLE 8
                           MAINTENANCE AND ALTERATIONS

8.1  Tenant's Maintenance. Subject to Landlord's obligations as set forth in
     Section 8.2, during the Term, Tenant shall, at its sole cost and expense, keep and maintain the interior of the Premises existing as of the Commencement Date, reasonable wear and tear excepted. Tenant will be solely responsible at its expense for the repair or replacement of any systems that serve only the Premises. Tenant shall be responsible for repairing any damage to the Building during the Term resulting from Tenant's negligence or willful misconduct, except to the extent covered by or required to be covered by Landlord's insurance.

8.2 Landlord's Maintenance. During the Term, Landlord shall be responsible for repairs and replacement of all structural elements of the Building, including replacement of the roof, if required, and all building systems, including, without limitation, the mechanical, plumbing, electrical, heating, ventilating and air conditioning equipment, boilers, and machinery other than any systems that serve only the Premises (collectively, "Building Systems") and all other equipment and fixtures ("Equipment and Fixtures") used in connection with the operation of the Building, the roof and the parking area and sidewalks of the Building, as well as the common areas in the Building that are illustrated on Exhibit B. All expenses incurred by Landlord in connection with any of the foregoing will be considered Operating Expenses for which Tenant will pay its Proportionate Share. However, Tenant will be responsible for any repairs or replacements if required under this Agreement by Tenant's negligence or willful misconduct, except to the extent covered by or required to be covered by Landlord's insurance. In addition, notwithstanding anything to the contrary in Section 8.1 or 8.2, if any repairs, replacements and/or improvements are needed in the Building and/or Premises that are not the sole responsibility of Tenant under this Lease (including without limitation the Building Systems, structural elements of the Building, the roof and the Equipment and Fixtures), and such repairs, replacements or improvements (other than tenant improvements for other tenants) are considered capital expenditures under generally accepted accounting principles, consistently applied ("GAAP") as determined by Landlord's accountants (collectively "Capital Improvements"), Landlord shall be responsible for performing such Capital Improvements, with the cost


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     thereof to be amortized with interest at a rate per annum equal to the
     Prime Rate plus three percent in effect at the time of the expenditure, over the useful life of the applicable Capital Improvement, as determined in accordance with GAAP, and Tenant shall reimburse Landlord on a monthly basis for the applicable portion of the cost of the Capital Improvement that is amortized during the Term.

8.3  Intentionally left blank.

8.4 Alterations. Tenant will not make any modifications, improvements or alterations (collectively, "Alterations") in or to the Premises without first securing Landlord's prior written consent thereto. Landlord shall indicate in its written consent whether or not the Alterations must be removed upon the expiration or termination of the Lease. In no event will Tenant be permitted to make any changes that affect structural items or that increase the load upon any of the systems serving the Building. All Alterations will be made in accordance with all applicable governmental regulations, laws and codes. At Landlord's election all Alterations will become the property of the Landlord upon the expiration or termination of the Lease, unless Landlord requires Tenant to remove the same in accordance with this Section 8.4, in which event Tenant will do so prior to vacating the Premises, and on or prior to Tenant's vacating the Premises it will restore the condition of the Premises after removing the Alterations. Landlord has the right to approve or disapprove the plans and specifications proposed by the Tenant with respect to any Alterations, but Landlord's approval will not impose upon Landlord any liability in connection therewith. Among other things, Landlord may condition its approval upon Tenant providing security that is satisfactory to Landlord for the payment of the proposed work, and Landlord will be permitted to post notices of non-responsibility prior to Tenant commencing any of the work with respect to the Alterations.

8.5 Medtronic Access. Until the earlier of 90 days after the Commencement Date or such earlier date as specified by Landlord, Tenant will permit Medtronic to pass through the Premises. Landlord will coordinate the times during which Medtronic may pass through the Premises.

                                    ARTICLE 9
                       COMPLIANCE WITH LAWS AND ORDINANCES

9.1 Compliance With Laws. Tenant shall, at its sole cost and expense throughout the Term, comply or cause compliance with any and all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state, municipal and other governmental bodies relating to Tenant's business operations in the Premises. Notwithstanding the foregoing, Tenant shall not be required to perform and, except in circumstances caused by Tenant's negligence or willful misconduct, Tenant shall not be required to pay for, structural changes or Capital Improvements in or to the Premises in order to comply with any law, ordinance, rule or regulation (collectively "Capital Compliance Obligations") unless the charges or expenditures are required as a result of any alterations or improvements performed by Tenant after the Commencement Date, and all such other Capital Compliance Obligations shall be performed by and paid for by Landlord.

                                   ARTICLE 10

                                 MECHANIC'S LIEN

10.1 Mechanic's Liens. Tenant shall not suffer or permit any mechanic's lien or other lien to be filed against the Premises, or any portion thereof, by reason of work, labor, skill, services, equipment or materials supplied or claimed to have been supplied to the Premises at the request of Tenant, or of anyone holding the Premises, or any portion thereof, by, through or under Tenant. If any such mechanic's lien or other lien at any time shall be filed against the Premises or any portion thereof, Tenant, within thirty
     (30) days after the date Tenant first becomes aware of the filing of the same, at Tenant's election, shall cause said lien either to be discharged of record or to be bonded over in a manner which is reasonably acceptable to Landlord and Landlord's mortgagee, if any, or to be insured over by Landlord's or Landlord's mortgagee's title insurer in a manner reasonably acceptable to Landlord and Landlord's mortgagee.

                                   ARTICLE 11
                                    DEFAULTS

11.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

     (a) If default shall be made in the due and punctual payment of Rent or in the payment of any other amount to be paid by Tenant to Landlord, and such default shall continue for a period of ten (10) business days after receiving written notice thereof from Landlord of non-payment. Notwithstanding the foregoing, Landlord will not be obligated to give more than one notice under this subparagraph (a) during any period of 12 consecutive months, such that an Event of Default will occur immediately upon Tenant's failure to timely pay any Rent, without notice, from and after the second occasion during any consecutive period of 12 months that Tenant is delinquent; or

     (b) If default shall be made by Tenant in keeping, observing or performing any of the terms contained in this Lease, other than as referred to in subsections (a) and (c) of this Section 11.1, and such default shall continue for a period of thirty (30) days after written notice thereof is given by Landlord to Tenant. However, if a longer period is reasonably necessary to cure said default, an Event of Default will not be deemed to occur if Tenant commences the cure within thirty days after Landlord's written notice is given and proceeds with due diligence and in good faith to prosecute the curing of same, and in any event completes the cure within ninety (90) days after written notice is given; or

     (c) Tenant shall: (i) make a general assignment for the benefit of creditors; or (ii) file a petition in bankruptcy, for reorganization or to effect a plan or other arrangement with creditors; or (iii) have a petition or application filed against it in bankruptcy or any similar proceeding, or have such a proceeding commenced against it, and such petition, application or proceeding shall remain undismissed for a period of sixty (60) days or more, or file an answer to such a petition or application, admitting the material allegations thereof; or (iv) apply to a court for the appointment of a receiver or custodian for any of its assets or properties, or have a receiver or custodian appointed for any of its assets or properties, with or without consent, and such receiver shall not be discharged within sixty (60) days after his appointment.


11.2 Landlord's Remedies. Upon the occurrence of any one or more of the aforesaid Events of Default by Tenant, Landlord may, at Landlord's option, without demand or notice (except as expressly required in this Article 11):

     (a) Termination. Terminate this Lease by giving Tenant written notice of termination, in which event this Lease and the Term shall expire and terminate on the date specified in such notice of termination with the same force and effect as though the date so specified were the Expiration Date, and all rights of Tenant under this Lease and in and to the Premises shall expire and terminate, but the obligation of Tenant to pay and the right of Landlord to recover all Rent, including accrued Rent and all future Rent owed for what would have been the remaining Term of the Lease, together with the costs of collection, including reasonable attorneys fees and costs, will survive the termination of the Lease; or


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     (b)  Repossession. Without terminating this Lease, reenter and take possession of the Premises, or any part thereof, and repossess the same as Landlord's former estate, and expel Tenant and those claiming through or under Tenant and remove the effects of either or both without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of Rent and preceding breaches of covenants. After reentering and repossessing the Premises without terminating this Lease, Landlord may, from time to time, without terminating this Lease, re-let the Premises or any part thereof on behalf of Tenant for such term or terms and at such rent or rents, and upon such other terms and conditions as Landlord may deem advisable in its sole discretion (including concessions, free rent and payment of commissions), with the right to make alterations and repairs to the Premises. Such repossession shall not relieve Tenant of its obligations and liability under this Lease, all of which shall survive such repossession. In the event of such repossession, Tenant shall pay to Landlord as Rent all Rent which would be payable hereunder if such repossession had not occurred, less the net proceeds, if any, of any re-letting of the Premises after deducting all of Landlord's expenses in connection with such reletting, including, but not limited to, all repossession costs, brokerage commissions, legal expenses, costs of alterations and expenses of preparation for re-letting. Tenant shall pay such Rent to Landlord on the days on which the Rent would have been payable hereunder if possession had not been retaken. Any damage or loss sustained by Landlord following Landlord's election to reenter and repossess the Premises without terminating this Lease may be recovered by Landlord, at such time and from time to time as Landlord determines; or

     (c) Other Acts. Make any payment or perform such other act to the extent that Landlord may deem desirable. In that event, an Event of Default will continue to exist and all amounts paid by the Landlord and all expenses incurred, including reasonable attorneys fees and costs, together with interest thereon at the Prime Rate plus three %, will be Additional Rent that is immediately payable by Tenant to Landlord; or

     (d) Remedies not Exclusive. Pursue such other remedies as are available at law or equity.

11.3 Re-entry is not Termination of Lease. Notwithstanding any provision of this Lease to the contrary, no re-entry, repossession, repairs, alterations or re-letting of the Premises by Landlord shall be construed as an eviction or ouster of Tenant or shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given by Landlord to Tenant nor shall the same operate to release Tenant, in whole or in part, from any of Tenant's obligations hereunder, and Landlord may, at any time and from time to time, sue Tenant to recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any re-letting.

11.4 Landlord Default.
     If Landlord fails to perform any of its obligations under this Lease, Tenant shall give written notice to Landlord (except in the event of an emergency, in which event reasonable notice will be necessary under the circumstances). If, within thirty (30) days after Tenant's written notice (or, in an emergency, such shorter period of time as may be reasonable under the circumstances), Landlord has not commenced to cure the default (or subsequently does not diligently pursue the cure), Landlord will be in default.

11.5 No Waiver. No failure by either party to insist upon the strict performance of any term of this Lease, or to exercise any right or remedy upon a breach by the other of this Lease, shall constitute a waiver of any breach or of any term. Efforts by either party to mitigate the damages caused by the other's breach of this Lease shall not be construed to be a waiver of the right to recover damages. Either party's waiver of any covenant, term or condition contained in this Lease (which waiver must be in writing) shall not be construed as a waiver of any subsequent breach by the other party of the same covenant, term or condition.

11.6 Consequential Damages. Landlord and Tenant hereby agree that neither Landlord nor Tenant shall have liability to the other party for consequential damages against the other party arising in any way out of this Lease.

                                   ARTICLE 12

                           DESTRUCTION AND RESTORATION

12.1 Notice of Damage. If the Premises, or any part thereof, shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth.

12.2 Restoration. Except as otherwise expressly provided in this Article 12, if the Premises (or any portion thereof), is damaged or destroyed during the Term, Landlord shall diligently repair or restore the Premises as soon as reasonably possible to substantially the condition in which the Premises existed immediately prior to such damage or destruction. Landlord shall not be required to repair or restore any of Tenant's equipment, trade fixtures or other personal property which are damaged or destroyed by such casualty. In addition, Landlord shall not be required to repair or restore the Premises if it does not receive sufficient insurance proceeds to cover all of the repair or restoration costs (except for the amount of any commercially reasonable deductible), or if the repair or restoration is required as a result of the negligence or willful misconduct of the Tenant.

12.3 Abatement. Unless the casualty is caused by the negligence or willful misconduct of the Tenant, all Additional Rent due and payable hereunder shall equitably abate for the portion of the Premises which is not reasonably usable by Tenant for the conduct of its business for the period commencing with the date of such casualty until the date that Tenant is reasonably able to resume the conduct of its business in such portion of the Premises.

12.4 Termination Right. If the Premises is damaged or destroyed to the extent that an independent architect ("Architect") selected by Landlord determines that the Premises cannot be fully repaired or restored (subject to minor punchlist items) within one-hundred twenty (120) days after the casualty, said determination to be made within thirty (30) days after such casualty, either Landlord or Tenant may, by written notice to the other given within ten (10) business days after receipt of the Architect's determination, elect to terminate this Lease, whereupon this Lease, shall terminate as of the date of such casualty. However, Tenant will not be entitled to exercise such termination right if its negligence or willful misconduct caused the damage or destruction. If the right to terminate under this Section 12.4 does not arise or Tenant or Landlord does not elect to terminate, this Lease shall remain in full force and effect and Landlord shall diligently repair and restore the damage or destruction as soon as reasonably possible. Landlord shall take all reasonable steps Tenant requests to phase the repair and restoration in a manner which permits Tenant to recommence operation at the Premises of various components of its business as early as possible. Notwithstanding the foregoing, Landlord has no obligation to perform any work outside of ordinary business hours or to make any repair or restoration to the extent that Landlord does not receive insurance proceeds for the same, subject to any commercially reasonable deductible amount.

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                                   ARTICLE 13

                                  CONDEMNATION

13.1 Taking. If the whole of the Premises shall be condemned by any governmental agency or political subdivision or sold to any governmental agency or political subdivision in lieu of condemnation, then this Lease shall expire on the date the Premises shall be so taken or the date of the sale in lieu of condemnation and the Additional Rent shall be abated as of that date.

13.2 Partial Taking. If a portion of the Premises shall be condemned by any governmental agency or political subdivision or sold to any governmental agency or political subdivision in lieu of condemnation and as a result Tenant cannot reasonably conduct its normal business operations in any material portion of the Premises, then Tenant may elect to terminate this Lease by written notice to Landlord within sixty (60) days after the taking and the Additional Rent shall be abated as of the date of the taking. If Tenant does not exercise its option herein contained or if the taking is not material, then this Lease shall remain in full force and effect, but with an equitable abatement of Additional Rent for the portion of the Premises so taken. In such event, Landlord shall restore the Premises for Tenant's use but only to the extent that Landlord receives a condemnation award, as allocated by Landlord to the rentable square feet of the Premises, to pay for all costs of restoration.

13.3 Award. No part of any award or proceeds of sale resulting from the taking of the whole or a portion of the Premises or a sale in lieu of condemnation shall belong to Tenant; provided, however, Tenant shall have the right to pursue such separate claim or claims as Tenant may have legally for the value of its leasehold improvements, relocation expenses, interruption of business and other items. Tenant hereby expressly waives any claim which it may have relating directly or indirectly to the leasehold estate created under this Lease.

                                   ARTICLE 14

                            ASSIGNMENT AND SUBLETTING

14.1 Permitted Transfers. Without Landlord's consent, Tenant may assign this Lease to, sublease all or any portion of the Premises to, or allow occupancy of all or any portion of the Premises by, any of the following (each, a "Permitted Transferee"): (i) any corporation, limited liability company, partnership, association, trust or other business entity which directly or indirectly controls, is controlled by or is under common control with Tenant; (ii) any successor corporation or other entity resulting from a merger or consolidation of Tenant or any Related Entity with any other entity or party; or (iii) any purchaser of all or substantially all of Tenant's or any Related Entity's assets. Tenant shall give Landlord written notice of any such assignment or sublease promptly following its occurrence, and any assignee shall assume in writing all of Tenant's obligations under this Lease arising after the transfer. Tenant shall nevertheless at all times remain fully responsible and liable for the payment of Rent and the performance and observance of all of Tenant's other obligations under this Lease. As used herein, the term "control" shall be deemed to mean direct or indirect ownership of not less than fifty percent (50%) of the voting stock of any corporation or fifty (50%) percent of the legal or equitable interests in any other business entity or the power to direct the management or policies of the entity. Except as expressly stated in this paragraph, Tenant may not assign, sublease or otherwise encumber its interest in the Lease or all or any portion of the Premises without the prior written consent of the Landlord, which will not be unreasonably withheld. ARTICLE 15

                  SUBORDINATION, NONDISTURBANCE AND ATTORNMENT

15.1 Subordination and Nondisturbance. This Lease is and shall be subject and subordinate to the lien of any mortgage, deed of trust, security instrument or other document of like nature, hereinafter referred to as "Mortgage", which now or at any time hereafter may be placed upon the Premises, or any portion thereof or interest therein, and to any replacements, renewals, amendments, modifications, extensions or refinancing of any of the foregoing; provided that the holder of the Mortgage ("Mortgagee") agrees in writing that so long as no Event of Default is continuing, neither Tenant's right to quiet enjoyment under this Lease, nor the right of Tenant to continue to occupy the Premises and all portions thereof, and to conduct its business thereon in accordance with the terms of this Lease, shall be interfered with or disturbed by Landlord or Mortgagee. Tenant agrees at any time hereafter, and from time to time within thirty (30) days after written request of Landlord, to execute and deliver to Landlord any instruments, releases or other documents which are consistent with the requirements of this Section 15.1 that reasonably may be required to effect or confirm the subordination or superiority of this Lease to the lien of any such Mortgage or to any such ground or underlying lease.

15.2 Attornment. If any Mortgagee shall succeed to the rights of Landlord under this Lease or to ownership of the Premises, whether through foreclosure or the delivery of a deed in lieu thereof, then upon the written request of such Mortgagee, and provided that such Mortgagee agrees in writing to assume and be bound by all of Landlord's obligations hereunder that arise after the Mortgagee succeeds to Landlord's interest, Tenant shall attorn to and recognize such Mortgagee as Tenant's landlord under this Lease, and shall execute within thirty (30) days after written notice, deliver any instrument that such Mortgagee may reasonably request to evidence such attornment.

                                   ARTICLE 16

                                LANDLORD'S ACCESS

16.1 Landlord's Right to Inspect. Tenant agrees to permit Landlord and its authorized representatives, at Landlord's sole cost and expense, to enter upon the Premises at reasonable times during ordinary business hours, upon not less than one business day prior verbal notice except in the case of an emergency, for the purpose of inspecting the same and making any necessary repairs or replacements, and showing the same to prospective purchasers, lenders and occupants.

16.2 Landlord Not to Materially Interfere with Tenant's Business. In exercising its rights hereunder, Landlord shall refrain from any acts which may materially interfere with Tenant's business operations at the Premises. Without limiting the generality of the foregoing, Landlord acknowledges that it is necessary for Tenant to control access to the Premises in order to avoid unauthorized persons from viewing Tenant's trade secrets, proprietary products, technology and/or processes. Accordingly, while within the Premises, Landlord and its representatives, at Tenant's option, shall be accompanied by a representative of Tenant and shall comply with reasonable directions of such representative relative to safety and to the protection of Tenant's trade secrets and other proprietary information.

                                   ARTICLE 17

                                    SURRENDER

17.1 Surrender. Upon the termination of this Lease, whether by forfeiture, lapse of time or otherwise, or upon termination of Tenant's right to possession of the Premises, Tenant will at once surrender and deliver up the Premises, to Landlord, in the condition existing as of the Commencement Date, reasonable wear and tear and damage by casualty (not caused by the negligence or willful misconduct of Tenant) and condemnation excepted. Tenant is not obligated to remove any of the improvements to the Premises that exist as of the Commencement Date of this Lease.

17.2 Removal of Tenant's Property. On or before the termination or expiration of this Lease, Tenant shall remove Tenant's personal property, trade fixtures and equipment and Tenant will repair any damage caused thereby.

                                   ARTICLE 18

                          HAZARDOUS AND TOXIC MATERIALS

18.1 Environmental Definitions. "Environmental Laws" - All present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Premises, including, without limitation, the rules and regulations of the Federal Environmental Protection Agency and any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Premises. "Hazardous Substances" - Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," "solid waste" or "infectious waste" under Environmental Laws.

18.2 Existing Conditions. Landlord acknowledges that, prior to the Commencement of this Lease, Landlord has completed its due diligence associated with the purchase of the Building and has accepted the environmental condition of the Building, subject to the other provisions of this Article 18. Prior to the Commencement Date, Tenant has delivered to Landlord its material safety data sheets.

18.3 Compliance. Beginning with the Commencement of this Lease, Tenant and Landlord, at their own respective sole cost and expense, shall promptly comply with all Environmental Laws applicable, respectively, to Tenant's and Landlord's respective use, generation, storage and disposal of Hazardous Substances on or about the Premises and Building during the Term.

18.4 Notices, Affidavits, Etc. Tenant and Landlord shall promptly, after obtaining actual knowledge of same, notify each other of (i) any violation by Tenant or Landlord, their employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on, under or about the Premises and the Building, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Premises or Building in violation of applicable Environmental Laws and shall promptly deliver to each other any notice received by Tenant or Landlord relating to (i) and
     (ii) above from any source.

18.5 Landlord's Rights. Landlord and its agents shall have the right, but not the duty, upon no less than forty-eight (48) hours prior written notice to Tenant (except in the case of emergency when only such notice as may be reasonable under the circumstances shall be required) to inspect the Premises and conduct tests thereon to determine whether or the extent to which there has been a violation of Environmental Laws by Tenant during the Term or whether there are Hazardous Substances on, under or about the Premises in violation of applicable Environmental Laws. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant's business.

18.6 Mutual Indemnification. Tenant and Landlord shall indemnify each other from any and all claims, losses, liabilities, costs, expenses and damages, including reasonable attorneys' fees, costs of testing and remediation costs, punitive damages, environmental response, removal and remedial action costs, clean-up costs, fines, penalties, reasonable expert fees, reasonable technical consulting fees and costs and expenses incurred in investigating and defending against the assertion of any such matters, incurred in connection with any breach by Tenant or Landlord of their obligations under this Article 18, which occur during the Term. Landlord has no obligation to indemnify Tenant for any matter that existed or accrues prior to the Commencement Date. Tenant has delivered to Landlord its Material Safety Data Sheets and Permits and Landlord consents to the substances and amounts in these documents. The covenants and obligations under this Article 18 shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 19
                                 INDEMNIFICATION

19.1 Tenant's Indemnity. Tenant shall defend, indemnify, hold and save Landlord harmless from and against any and all loss, cost, liability or damage (including reasonable attorneys' fees and court costs) arising during the Term by reason of personal injury or property damage occurring (i) outside of the Premises but elsewhere in or about the Building if caused by the negligence or willful misconduct of Tenant, its officers, agents, employees, contractors and/or invitees, and (ii) at the Premises, except to the extent arising from the willful misconduct or negligence of Landlord, or Landlord's officers, agents, employees, contractors and/or invitees in connection with the Premises.

19.2 Landlord's Indemnity. Landlord shall defend, indemnify, hold and save Tenant harmless from and against any and all loss, costs, liability or damage (including reasonable attorneys' fees or court costs) in connection with the Premises, to the extent arising out of the willful misconduct or negligence of Landlord, or Landlord's officers, agents, employees, contractors and/or invitees.

                                   ARTICLE 20

                            MISCELLANEOUS PROVISIONS

20.1 Notices. All notices, demands and requests which may be or are required to be given, demanded or requested by either party to the other shall be in writing. All notices, demands and requests shall be sent by United States registered or certified mail, postage prepaid, or by commercial overnight delivery service or other personal service (with evidence of receipt), addressed as follows:

to Tenant:                 OraLabs, Inc.
                           18501A E. Plaza Drive
                           Parker, CO  80134


to Landlord:               18501 East Plaza Drive, LLC
                           c/o Gary H. Schlatter
                           4904 South Elizabeth Circle
                           Englewood, Colorado 80110

     or at such other place as Landlord or Tenant may designate by notice given pursuant to this Section. Notices, demands and requests which shall be served upon Landlord by Tenant, or upon Tenant by Landlord, by mail in the manner aforesaid, shall be deemed to be sufficiently served or given for all purposes hereunder upon receipt thereof (or upon the refusal to accept receipt thereof), and notices served by overnight delivery service shall be deemed served or given on the next business day after delivery to such service.

20.2 Quiet Enjoyment. Landlord covenants and agrees that Tenant, upon paying the Additional Rent, and upon observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, observed and performed, shall lawfully and quietly hold, occupy and enjoy the Premises (subject to the provisions of this Lease) during the Term without hindrance or molestation by Landlord or by any person or persons claiming under Landlord.

20.3 Estoppel Certificate. Tenant and Landlord, each without charge at any time and from time to time, within thirty (30) days after written request by the other party, shall certify by written instrument, duly executed, acknowledged and delivered to any Mortgagee, assignee of a Mortgagee, proposed Mortgagee, or to any purchaser or proposed purchaser or transferee of the Landlord, Tenant or the Premises or any interest therein:

     (a) That this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified, and stating the modifications);

     (b) The dates to which the Additional Rent and other sums have been paid in advance; and

     (c) To the actual knowledge of the certifying party, whether or not there are then existing any breaches or defaults by the certifying party or by the other party and known by the certifying party under any of the covenants, conditions, provisions, terms or agreements of this Lease, and specifying such breach or default, if any, or any set-offs or defenses against the enforcement of any covenant, condition, provision, term or agreement of this Lease upon the part of Landlord or Tenant, as the case may be, to be performed or complied with (and, if so, specifying the same and the steps being taken to remedy the same).

20.4 Invalid Provisions; Governing Law. If any covenant, condition, provision, term or agreement of this Lease shall, to any extent, be held invalid or unenforceable, the remaining covenants, conditions, provisions, terms and agreements of this Lease shall not be affected thereby, but each covenant, condition, provision, term or agreement of this Lease shall be valid and in force to the fullest extent permitted by law. This Lease shall be construed and be enforceable in accordance with the laws of the State of Colorado applicable to contracts made and to be fully performed therein.

20.5 Binding Effect. The covenants and agreements herein contained shall bind and inure to the benefit of Landlord and its successors and assigns, and Tenant and its successors and assigns.

20.6 Captions. The caption of each article of this Lease is for convenience and reference only and in no way defines, limits or describes the scope or intent of such article or of this Lease.

20.7 Relationship of Parties. This Lease does not create the relationship of principal and agent, or of partnership, joint venture, or of any association or relationship between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant.

20.8 Entire Agreement. All preliminary and contemporaneous negotiations are merged into and incorporated in this Lease. This Lease (and all exhibits and addenda hereto) contains the entire agreement between the parties and shall not be modified or amended in any manner except by an instrument in writing executed by the parties hereto.

20.9 Time of the Essence. Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.

20.10 No Broker. Each party represents and warrants to the other that it has not dealt with any broker in connection with this Lease and agrees to indemnify and hold the other party and its agents, officers, directors, shareholders, partners, members and employees harmless from all losses, damages, liabilities, claims, liens, costs and expenses, including, without limitation, attorneys' fees, arising from any claims or demands of any broker or brokers, salespersons or finders for any commission or fee alleged to be due such broker or brokers, salespersons or finders, based upon a breach of the foregoing representation.

20.11 Selection of Counsel. To the extent either party indemnifies and agrees to defend the other under the terms of this Lease, the indemnifying party shall have the right to select counsel to undertake such defense, which counsel shall be reasonably acceptable to the indemnified party.

20.12 Approvals. Subject to specific conditions as to consents and approvals provided for in other sections of this Lease, no consent or approval required under this Lease shall be unreasonably withheld, conditioned or delayed. Whenever in this Lease Landlord's approval and/or consent is required, such approval and/or consent shall be in writing.

20.13 Counterparts. This Lease may be executed in counterparts, each of which when taken together shall constitute one instrument.

20.14 Joint Negotiation. This Lease represents the product of the joint negotiation, preparation and agreement of and between the parties hereto and is not to be construed against one party or the other as the principal drafter.

20.15 Waiver. A waiver by Landlord or Tenant of any of the covenants, terms, conditions, agreements or undertakings of this Lease, or of any breach thereof will not be deemed a waiver of such covenant, term, condition, agreement or undertaking hereof, or of any subsequent breach hereof. The receipt by Landlord of Rent with knowledge of any default, Event of Default or the breach of any covenant of this Lease will not be deemed a waiver of such default, Event of Default or breach. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent or other sums herein stipulated will be deemed to be other than on account of the earliest stipulated Rent or other sums, nor will any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Additional Rent or other sums or pursue any other remedy in this Lease provided.

20.16 Cumulative Remedies. Subject to the limitations specifically set forth in
      Section 20.17, no remedy herein or otherwise conferred upon or reserved to Landlord or Tenant shall be considered to exclude or suspend any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given in this Lease, or now or hereafter existing at law or in equity or by statute.

20.17 Limitation of Liability. Tenant agrees to look solely to Landlord's estate and interest in the Premises for the satisfaction or collection of any judgment (or other judicial process) requiring the payment of money recovered against Landlord in the event of any liability by Landlord, and no other property or assets of Landlord or property or assets of Landlord's managers, members, agents, representatives or employees will be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use and occupancy of the Premises, or any other liability of Landlord to Tenant.

20.18 Waiver of Trial by Jury. To the extent permitted by applicable law, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other in any matter whatsoever arising out of or in any way connected with this Lease.

20.19 Force Majeure. Landlord and Tenant shall each be excused for the period of any delay in the performance of any of their respective obligations hereunder (other than the obligations of the Tenant to pay any Rent due hereunder) when such delay is occasioned by causes beyond such parties respective reasonable control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusually inclement weather conditions; or acts or omissions of governmental or political bodies.

20.20 Interest and Late Payments. If any payment of Rent to Landlord remains unpaid for a period of five days after it is due, interest will accrue thereon from the original due date until paid, at a rate equal to the Prime Rate plus 3% per annum. The "Prime Rate" means the prime rate of interest charged by Key Bank as it may change from time to time, and may not necessarily be the lowest rate of interest charged by such financial institution. In addition, if any payment of Rent to Landlord remains unpaid for a period of 15 days after its due date, Tenant will pay to Landlord a late payment in an amount equal to the greater of 5% of the delinquent amount, or $500.00. Tenant agrees that such late payment is to compensate Landlord for the additional administrative charges and burdens placed upon Landlord as a result of the late payment and does not represent a penalty. Notwithstanding any provision of this Lease to the contrary, in no event will Tenant be obligated to pay to Landlord, as interest and late payments, an amount that would be considered to exceed the highest interest rate that may be charged under Colorado law.

20.21 Attorneys Fees In the event of litigation under this Lease, the prevailing party will be paid its reasonable attorneys fees and costs incurred therewith, by the other party.

20.22 Holdover. If Tenant retains possession of the Premises or any part thereof after the expiration or earlier termination of the Lease, then in addition to any remedy that is otherwise available to Landlord, Tenant will pay to Landlord for each month or portion thereof that it remains in possession, an amount equal to twice the monthly amount of Base Rent payable for the final full calendar month of the Lease, plus all Additional Rent. In addition thereto, Tenant will pay the Landlord for all actual out-of-pocket damages, consequential as well as direct, sustained by reason of Tenant's retention of possession. In such circumstances, Tenant will be a tenant at sufferance and Tenant's occupancy will otherwise be upon all other terms of the Lease. Nothing in this paragraph will be construed as Landlord's permission for Tenant to retain possession of any portion of the Premises beyond the expiration or earlier termination of the Lease, and Landlord will not be deemed to have approved any such retention of possession unless expressly stated by Landlord in a separate written instrument executed by Landlord.

20.23 Signs. Tenant may at its expense install a sign, subject to the approval of Landlord which will not be reasonably withheld and subject to applicable governmental regulations. Any such sign installed by Tenant will be removed by Tenant at its expense prior to the expiration or earlier termination of the Lease.

20.24 Intentionally Left Blank.

20.25 Extension of Term. Not later than 18 months prior to the expiration of the Term, Tenant may give written notice to Landlord that it wishes to extend the Term for an additional one-year period. Within 45 days after receipt of the notice, Landlord will advise Tenant if, in the exercise of its sole discretion, it agrees to extend the Term. If Landlord agrees to do so, the expiration date of the Lease will be extended by one year and all provisions of the Lease will remain in full force and effect, including without limitation the amount of monthly Base Rent, except that there will be no further extensions of the Lease beyond the one-year extension and Landlord will not provide Tenant with any additional tenant improvement allowance. If Landlord does not agree in writing within the 45-day period to the requested extension of the Term, the expiration date of the Lease will remain the same. If Tenant fails to give written notice to Landlord under this paragraph by the deadline specified in the first sentence of this paragraph, Tenant has no further right to request an extension of the Term under the provisions hereof.

20.26 Parking. Tenant has the license to use that proportion of the number of parking spaces serving the Building equal to a fraction, the numerator of which is the number of rentable square feet in the Building for which Tenant is paying Base Rent, and the denominator of which is the number of rentable square feet in the entire Building. Landlord has the right to implement any parking program that it desires, provided that Tenant will not be charged for its use of any of the parking spaces allocated to Tenant and provided further that the number of parking spaces allocated to Tenant will not decrease below the number specified in the first sentence of this paragraph. Tenant agrees to comply with the requirements of any such parking program implemented by Landlord.

20.27 Elevator Access. To the extent that Tenant desires to or is required to provide access on the elevator for any of its employees or visitors for reasons relating to accessibility, Landlord will arrange for access to the elevator promptly upon request and as may be required by the Americans With Disabilities Act or other similar laws.

20.28 Security System. Tenant will be permitted to use the existing security system in the Building at the Tenant's expense.

IN WITNESS WHEREOF, each of the parties has caused this Lease to be duly executed as of the day and year first above written.



                                TENANT:
                                ORALABS, INC., a Colorado corporation
                                By: /s/ Michael I. Friess
                                    ---------------------
                                    Michael I. Friess, Authorized Director


                                LANDLORD:
                                18501 EAST PLAZA DRIVE, LLC,
                                a Colorado limited liability company
                                By /s/ Gary H. Schlatter
                                   ---------------------
                                     Gary H. Schlatter, Sole Member